Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 24, 2014, relating to the financial statements of Gulfstream Natural Gas System, L.L.C., appearing in the Williams Partners L. P. Current Report on Form 8-K dated May 19, 2014 for the year ending December 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

November 19, 2014